Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 2020, in the Registration Statement (Form F-3) and related Prospectus of Biondvax Pharmaceuticals Ltd., dated July 29, 2020.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
July 29, 2020	A Member of Ernst & Young Global